Eaton Vance Management

Two International Place

Boston, MA  02110

(617) 482-8260

www.eatonvance.com

EXHIBIT (i)

May 28, 2015

Eaton Vance Mutual Funds Trust

Two International Place

Boston, MA  02110

Ladies and Gentlemen:

Eaton Vance Mutual Funds Trust (the “Trust”) is a voluntary association (commonly referred to as a “business trust”) established under Massachusetts law with the powers and authority set forth under its Amended and Restated Declaration of Trust dated August 17, 1993, as amended (the “Declaration of Trust”).

I am of the opinion that all legal requirements have been complied with in the creation of the Trust, and that said Declaration of Trust is legal and valid.

The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided.  As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, and the number of shares of each series or class authorized is unlimited.  The series and classes of shares established and designated as of the date hereof and registered with the Securities and Exchange Commission are identified on Appendix A hereto.

Under the Declaration of Trust, the Trustees may from time to time issue and sell or cause to be issued and sold shares of the Trust for cash or for property.  All such shares, when so issued, shall be fully paid and nonassessable by the Trust.

I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as I have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, and with respect to Massachusetts law (other than the Massachusetts Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that under existing law:

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Eaton Vance Mutual Funds Trust

May 28, 2015

1.

The Trust is a trust with transferable shares of beneficial interest organized in compliance with the laws of the Commonwealth of Massachusetts, and the Declaration of Trust is legal and valid under the laws of the Commonwealth of Massachusetts.

2.

Shares of beneficial interest of the Trust registered by Form N-1A may be legally and validly issued in accordance with the Declaration of Trust upon receipt of payment in compliance with the Declaration of Trust and, when so issued and sold, will be fully paid and nonassessable by the Trust.

I am a member of the Massachusetts bar and have acted as internal legal counsel to the Trust in connection with the registration of shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 242 to the Trust’s Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended.

Very truly yours,

/s/ Velvet R. Regan

Velvet R. Regan, Esq.

Vice President of

Eaton Vance Management

Appendix A

Established and Designated Series of the Trust

Eaton Vance AMT-Free Municipal Income Fund3

Eaton Vance Atlanta Capital Horizon Growth Fund3

Eaton Vance Core Plus Bond Fund5

  (formerly Eaton Vance Build America Bond Fund)

Eaton Vance Currency Income Advantage Fund5

Eaton Vance Diversified Currency Income Fund5

Eaton Vance Emerging Markets Local Income Fund5

Eaton Vance Floating-Rate Fund1

Eaton Vance Floating-Rate & High Income Fund1

Eaton Vance Floating-Rate Advantage Fund1

Eaton Vance Global Dividend Income Fund6

Eaton Vance Global Macro Absolute Return Advantage Fund6

Eaton Vance Global Macro Absolute Return Fund6

Eaton Vance Global Macro Capital Opportunities Fund7

Eaton Vance Government Obligations Fund4

Eaton Vance High Income Opportunities Fund3

Eaton Vance Multi-Strategy Absolute Return Fund3

Eaton Vance Multi-Strategy All Market Fund5

Eaton Vance Short Duration Government Income Fund3

Eaton Vance Short Duration High Income Fund5

Eaton Vance Short Duration Strategic Income Fund4

Eaton Vance Stock Fund5

Eaton Vance Tax-Managed Equity Asset Allocation Fund3

Eaton Vance Tax-Managed Global Dividend Income Fund3

Eaton Vance Tax-Managed Growth Fund 1.13

Eaton Vance Tax-Managed Growth Fund 1.23

Eaton Vance Tax-Managed Multi-Cap Growth Fund2

Eaton Vance Tax-Managed Small-Cap Fund3

Eaton Vance Tax-Managed Small-Cap Value Fund5

Eaton Vance Tax-Managed Value Fund5

Eaton Vance U.S. Government Money Market Fund2

Parametric Commodity Strategy Fund8

Parametric Dividend Income Fund8

Parametric Emerging Markets Core Fund8

Parametric Emerging Markets Fund10

Parametric Global Small-Cap Fund8

Parametric International Equity Fund11

Parametric Tax-Managed International Equity Fund9

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Authorized classes are as follows:

1 Advisers Class, Class A, B, C and I

2 Class A, B and C

3 Class A, B, C and I

4 Class A, B, C, I and R

5 Class A, C and I

6 Class A, C, I and R

7 Class A and I

8 Investor and Institutional Classes

9 Investor Class, Class C and Institutional Class

10 Investor Class, Class C, Class R6 and Institutional Class

11 Investor Class, Class R, Class R6 and Institutional Class